                                                   CODE OF ETHICS
                                                         OF
                                                  [Name of AIM Fund]

      WHEREAS,  [Name of Fund] (the "Company") is a registered  investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
      WHEREAS, Rule 17j-1 under the 1940 Act requires the Company to adopt a Code of Ethics ("the Code"); and
      NOW, THEREFORE, the Company hereby adopts the following Code, effective as of  September 23, 2000.

I.    Definitions
      For the purpose of the Code the following terms shall have the meanings set forth below:
      A.   "Access  person"  means any  director,  trustee,  or  officer  of the  Company  This  Code  shall not be applicable  to access  persons who are  subject to Code of Ethics  adopted by the  Company's  investment advisor or principal underwriter.  Accordingly,  access persons who are independent  directors/trustees, as defined in Section I.H. below, are covered under  this Code.
      B.   "Affiliated persons" or "Affiliates" means
           1.   any employee or access person of the Company,  and any member of the immediate  family  (defined as spouse, child, mother,  father,  brother,  sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;
           2.   any  account  for which any of the  persons  described  in Section  I.B.1.  hereof is a  custodian, trustee or  otherwise  acting in a  fiduciary  capacity,  or with  respect to which any such person either  has the  authority  to make  investment  decisions  or from  time to time  give  investment advice; and
           3.   any  partnership,  corporation,  joint venture,  trust or other entity in which any employee of the
                Company or access person of the Company  directly or  indirectly,  in the  aggregate,  has a 10% or more  beneficial  interest  or for which  any such  person is a  general  partner  or an  executive officer.
      C.   "Control"  means the power to exercise a  controlling  influence  over the  management  or policies of a corporation.  Any person who owns  beneficially,  either  directly  or  through  one or more  controlled corporations,  more than 25% of the voting  securities  of a  corporation  shall be  presumed to control such corporation.
      D.   "Security" is defined in the same manner as set forth in Section 2(a)(36) of the 1940 Act.
      E.   "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.
      F.   "Security  held or to be  acquired"  by the  Company  means any  security  that,  within the most recent fifteen (15) days:
1.       is or has been held by the Company, or
2.       is being or has been considered by the Company for purchase by the Company.
G.       "Beneficial  ownership  of a  security"  is  defined in the same  manner as set forth in Rule  16a-1(a)(2)
          promulgated under the Securities Exchange Act of 1934.
      H.   "Independent  director/trustee"  means directors  and/or  trustees who are not  "interested  persons" as defined in Section 2(a)(19) of the 1940 Act.

II.   Compliance with Governing Laws, Regulations and Procedures
      A.   Each access person shall comply  strictly with all  applicable  federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.
      B.   Each  access  person  shall  comply  strictly  with  procedures  established  by the  Company  to ensure compliance  with  applicable  federal  and state  laws and  regulations  of  governmental  agencies  and self-regulatory organizations.
      C.   Access  persons  shall not knowingly  participate  in,  assist,  or condone any acts in violation of any statute or  regulation  governing  securities  matters,  nor any act that would violate any provision of this Code or any rules adopted thereunder.

III.  Confidentiality of Transactions
      A.   Information  relating to the  Company's  portfolio and research and studies  activities is  confidential until publicly available.  Whenever  statistical  information or research is supplied to or requested by the Company,  such  information  must not be disclosed to any persons  other than as duly  authorized by the  President  or the Board of  Directors/Trustees  of the  Company.  If the Company is  considering  a particular  purchase or sale of a security,  this must not be disclosed  except to such duly  authorized persons.

IV.   Ethical Standards
      A.   Access  persons shall conduct  themselves in a manner  consistent  with the highest  ethical  standards.
           They shall avoid any action,  whether for  personal  profit or  otherwise,  that results in an actual or potential conflict of interest,  or the appearance of a conflict of interest,  with the Company or which may be otherwise detrimental to the interests of the Company.
      B.   Conflicts of interest  generally  result from a situation in which an individual has personal  interests in a matter that is or may be competitive  with his  responsibilities  to another person or entity (such as the Company) or where an individual has or may have  competing  obligations  or  responsibilities  to two or more persons or entities.  In the case of the  relationship  between the Company on the one hand, and access  persons and their  respective  affiliates on the other hand,  such conflicts may result from the purchase or sale of  securities  for the account of the Company and for the personal  account of the individual  involved or the account of any  affiliate of such person.  Such conflict may also arise from the  purchase  or sale for the  account  of the  Company  of  securities  in which an  access  person or employee  of  the  Company  (or an  affiliate  of  such  person)  has an  interest.  In any  such  case, potential or actual  conflicts must be disclosed to the Company,  and the first  preference and priority must be to avoid such conflicts of interest  wherever  possible and, where they  unavoidably  occur,  to resolve them in a manner not disadvantageous to the Company.

V.    Activities and Transactions of Access Persons
      A.   No access person shall recommend to, or cause or attempt to cause,  the Company to acquire,  dispose of, or hold any  security  (including,  any  option,  warrant or other  right or  interest  relating to such security)  which such  access  person or an  affiliate  of such  access  person  has direct or  indirect beneficial  ownership,  unless the access person shall first disclose to the Board of Directors/Trustees all facts  reasonably  necessary to identify the nature of the ownership of such access person or his or her affiliate in such security.
      B.   No access  person or  affiliate  of such access  person shall engage in a purchase or sale of a security
           (including,  any option,  warrant or other right or interest  relating to such security),  other than on behalf of the  Company,  with respect to any  security,  which,  to the actual  knowledge of such access person at the time of such  purchase  or sale,  is  (i) being  considered  for  purchase  or sale by the
           Company; or (ii) being purchased or sold by the Company.
      C.   The  prohibitions  of Section V.B. above shall not apply to:  purchases or sales effected in any account over which the access  person has no direct or indirect  influence or control;  purchases or sales which are  non-volitional  on the part of either the access person or the Company;  purchases that are part of an automatic  dividend  reinvestment  plan;  purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its  securities,  to the extent  such rights were  acquired from such  issuer,  and sales of such rights so  acquired;  and,  purchases  or sales which  receive the prior  approval of the President of the Company  because they are only remotely  potentially  harmful to the  Company  because  they would be very  unlikely  to affect  trading  in or the  market  value of the security,  or because they clearly are not related economically to the securities to be purchased,  sold or held by the Company.
      D.   If, in compliance with the  limitations  and procedures set forth in this  Section V,  any access person or an affiliate  of such person shall engage in a purchase or sale of a security  held or to be acquired by the  Company,  first  preference  and  priority  must be given to any  transactions  that involve the
           Company,  and the Company  must have the benefit of the best price  obtainable  on  acquisition  and the best price obtainable on disposition of such securities.
      E.   If, as a result of fiduciary  obligations to other persons or entities,  an access person  believes that such person or an  affiliate  of such person is unable to comply with  certain  provisions  of the Code, such  access  person  shall so advise the Board of  Directors/Trustees  in writing,  setting  forth with reasonable  specificity the nature of such fiduciary  obligations and the reasons why such access person believes  such  person is unable to comply  with any such  provisions.  The Board of  Directors/Trustees may,  in its  discretion,  exempt  such  access  person or an  affiliate  of such  person  from any such provisions,  if the Board of Directors/Trustees  shall determine that the services of such access person are  valuable  to the Company  and the  failure to grant such  exemption  is likely to cause such access person to be  unable  to render  services  to the  Company.  Any  access  person  granted  an  exemption
           (including,  an exception for an affiliate of such person) pursuant to this Section V.E.  shall,  within three  business  days after  engaging  in a purchase  or sale of a security  held or to be acquired by a client,  furnish the Board of  Directors/Trustees  with a written report  concerning  such  transaction, setting forth the information specified in Section VI.B. hereof.

VI.   Reporting Procedures
      A.   Except as provided by Sections  VI.C.,  VI.D.,  VI.F.  hereof,  every access  person shall report to the
           Board of  Directors/Trustees  and to the Code of Ethics  Officer of A I M  Advisors,  Inc.  ("AIM")  the
           information  described in  Section VI.B.  hereof with respect to  transactions  in any security in which such access person has, or by reason of such  transaction  acquires,  any direct or indirect  beneficial ownership  in the  security  (whether  or not such  security  is a security  held or to be acquired by a client);  provided,  however,  that any such report may contain a statement that the report shall not be construed  as an  admission  by the  person  making  such  report  that he has any  direct  or  indirect beneficial ownership in the security to which the report relates.
      B.   Every  report  required to be made  pursuant to  Section VI.A.  hereof  shall be made not later than ten days after the end of the  calendar  quarter in which the  transaction  to which the report  relates was effected and shall contain the following information:
           1.   The date of the  transaction,  the title,  and the number of shares or the principal amount of each security involved;
           2.   The  nature  of the  transaction  (i.e.,  purchase,  sale  or any  other  type  of  acquisition  or disposition);
           3.   The price at which the transaction was effected; and
           4.   The name of the broker, dealer or bank with or through whom the transaction was effected.
      C.   Notwithstanding  the provisions of Section VI.A.  and VI.B.  hereof, no person shall be required to make a report with  respect to  transactions  effected  for any account  over which such person does not have any direct or indirect influence or control.
      D.   Notwithstanding  the provisions of Section VI.A.,  VI.B., and VI.F.  hereof, an access person who is not an "interested  person" of the Company within the meaning of  Section 2(a)(19)  of the 1940 Act, and who would be required to make a report  solely by reason of being a  director/trustee  of the Company,  need only report a transaction in a security if such director/trustee,  at the time of the transaction,  knew or, in the ordinary  course of  fulfilling  his official  duties as a  director/trustee  of the Company, should  have  known,  that,  during the 15-day  period  immediately  preceding  or after the date of the transaction  by the  director/trustee,  such  security is or was purchased or sold, or considered by the
           Company or its investment advisor for purchase or sale by the Company.
E.       Every  access  person who  beneficially  owns,  directly or  indirectly,  1/2% or more of the stock of any company the  securities  of which are eligible for purchase by the Company shall report such holdings to the Company.
F.       Every  transaction  by an access  person,  including  independent  directors/trustees,  in  securities  of
           AMVESCAP PLC shall be reported no later than ten days after the  transaction  was effected in the manner described in Sections VI.B. 1 through 4 above.
G.       Transactions  in the  following  types of  securities  are exempt from the  reporting  provisions  herein:
           open-end  management  companies,  as  defined in  Sections  5(a)(1)  and 4(2) of the 1940 Act;  variable annuities,  variable life products and other similar  unit-based  insurance products issued by insurance companies and insurance company separate  accounts;  securities issued by the United States  government, its  agencies or  instrumentalities;  and money market  instruments,  as defined by AIM's Code of Ethics
           Officer.

VII.  Review Procedures
      A.   The reports  submitted by access  persons  pursuant to  Section VI.B.  hereof shall be reviewed at least quarterly by the AIM's Code of Ethics Officer as well as the Board of  Directors/Trustees  or such other persons or committees as shall be  designated  by the Board of  Directors/Trustees,  in order to monitor compliance with this Code.
B.       If it is determined by the Board of  Directors/Trustees  or AIM's Code of Ethics Officer that a matter has arisen  contrary to the  provisions  of this Code,  such matter  shall be  reported  immediately  to the independent  counsel  for the  independent  directors/trustees  of the Company  and,  if not  previously reported by or to AIM, to AIM's Code of Ethics  Officer  within 30 days of  submission of reports to the outside counsel.

VIII. Amendments to the Code
      A.   The  Board  of  Directors/Trustees  of the  Company,  including  a  majority  of  the  independent directors/trustees,  must approve any material  changes or amendments to the Code no less than six months  following  the  date  such  changes  or  amendments  are  made.  The  Company's  Board  of
           Directors/Trustees  must base its approval upon a determination that the Code contains  provisions reasonably  necessary to prevent "access persons" from violating the anti-fraud  provisions of the rule.

IX. Records Retention
      A.   The  following  records  must be retained for the  Company:  copies of the Code and any  amendment thereto;  records of any violation of the Code and any action taken as of result of the violation;
           any report made pursuant to the Code by any access person;  records of all persons who are or were subject to the Code and of persons  responsible  for reviewing  reports made by persons subject to the Code;  and a copy of each  report  made to the Board of  Directors/Trustees  pursuant  to Rule
           17j-1(c)(2)(ii)  of the 1940 Act. These records must be maintained in an easily  accessible  place in a manner  consistent  with Rule 17j-1(f),  but generally for not less than five years after the end of the fiscal year after amendments were approved;  reports were made;  information  provided;
           or violations occurred pursuant to the provisions of the Code.